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                            EXHIBIT 4

                  SECURITIES PURCHASE AGREEMENT

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                  Securities Purchase Agreement

SECURITIES PURCHASE AGREEMENT, dated as of August 1, 2001, between Intel Corporation, a Delaware corporation ("Seller") and Special Situations Fund ("Purchaser").

1. Sale of Stock. Subject to the terms and conditions contained herein, on the Closing Date (as defined below), Seller hereby agrees to sell to Purchaser and Purchaser hereby agrees to purchase from Seller 328,212 shares (the "Common Shares") of Common Stock of Panja, Inc., a Texas corporation (the "Company"), at a price equal to three dollars ($3.00) per share (the "Purchase Price").

2. Closing. Closing of the sale and purchase under Section 1 of this Agreement (the "Closing") shall take place on August 1, 2001 at 12:00 p.m. New York time, or such other date and time as Purchaser and Seller may mutually agree (the "Closing Date"). Prior to Closing, Purchaser and Seller shall deliver the representation letters attached hereto as Exhibit A and Exhibit B to the transfer agent for the Common Shares and the Company. At Closing (a) Seller shall cause to be delivered to Purchaser a certificate or certificates for the Common Shares, or shall deliver appropriate instructions for book entry transfer, and (b) Purchaser shall make payment of the Purchase Price for the Common Shares in U.S. dollars by wiring said Purchase Price to Seller, pursuant to Seller's wire instructions. Delivery of the Common Shares, whether via certificated shares or book entry transfer, shall be made in accordance with the instructions of the Purchaser and in such name(s) or affixed with such stock powers as the Purchaser shall instruct, subject to customary settlement procedures.

3. Representations and Covenants of Seller. Seller represents, warrants and agrees that:

      a) Seller has full right, power and authority to enter into and perform its obligations under this Agreement and to transfer the Common Shares in accordance with the terms of this Agreement and this Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and by general equitable principles.

      b) Seller is the lawful record owner of the Common Shares and is not a party to any shareholder agreement, voting trust or similar arrangement which restricts the sale, transfer or voting of the Common Shares. On the Closing Date, at the time of delivery of the Common Shares to Purchaser, Seller will have and will transfer to Purchaser good and marketable title to the Common Shares, free and clear of all liens, claims, charges and other encumbrances.

      c) Seller's execution, delivery and performance of the Agreement do not violate or conflict with any law applicable to it, any agreement or instrument to which it is a party, any order or judgment of any court or other agency of government applicable to it or any of its assets, or any contractual restriction binding on or affecting it or any of its assets.

      d) Seller acquired the Common Shares directly from the Company on December 14, 1999 (the "Acquisition Date") in a transaction not involving any public offering, and the Common Shares are "restricted securities" within the meaning of Rule 144 under the Securities Act. The full purchase price or other consideration (which did not include any promissory note or other obligation of the Seller) payable by the Seller to the Company for the Common Shares was paid and delivered to the Company on the Acquisition Date, and the holding period for the Common Shares for purposes of paragraph (d) of Rule 144 began on the Acquisition Date..

      e) Seller is not an "affiliate" of the Company, as such term is defined within the meaning of the Securities Act and Rule
144 thereunder.

      f)    Seller has not offered the Common Shares for sale to,
or  solicited offers to buy from, any individual or entity  other
than   a   limited  number  of  potential  investors,   including
Purchaser.

4.    Representations  and  Covenants  of  Purchaser.   Purchaser
represents, warrants and agrees that:

      a) Purchaser has full right, power and authority to enter into and perform its obligations under this Agreement and to purchase the Common Shares from Seller on the terms described herein, and this Agreement has been duly authorized, executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and by general equitable principles.

     b) Purchaser is acquiring the Common Shares to be acquired by it hereunder for its own account and not with a view to the distribution or resale of the Common Shares except pursuant to a registration statement declared effective under, or an exemption from the registration requirements of, the Securities Act of 1933, as amended (the "Securities Act").

      c) Purchaser is an "accredited investor" (as such term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act. In the normal course of business, Purchaser invests in or purchases securities similar to the Common Shares, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Common Shares and Purchaser is able to bear the economic risks of an investment in the Common Shares.

     d) Purchaser is not an "affiliate" of the Company, as such term is defined within the meaning of the Securities Act and Rule
144 thereunder.

     e) Purchaser has received all the information it considers necessary or appropriate for deciding whether to acquire the Common Shares and has had an opportunity to secure all such information as it deems necessary regarding the business, properties, prospects and financial condition of the Company.

      f) Purchaser has the funds necessary to consummate the purchase of the Common Shares pursuant to this Agreement.

      g) Purchaser understands and acknowledges that the offer and sale of the Common Shares is not being registered under the Securities Act and that the Common Shares constitute "restricted securities" (as defined under Rule 144) and may not be offered, sold, transferred, pledged, hypothecated or otherwise disposed of, unless either registered pursuant to, or in a transaction exempt from, the Securities Act or other applicable securities law. Purchaser further understands and acknowledges that until Company is reasonably satisfied in accordance with industry practice that such legend is not required, a legend similar to the following may appear on the certificates representing the Common Shares: "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY BE RE-OFFERED AND SOLD ONLY IF SO REGISTERED OR IF ANY EXEMPTION FROM REGISTRATION IS AVAILABLE."

      h) Purchaser understands that the Common Shares are being offered and sold by Seller in reliance on exemptions from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the applicability of such exemptions.

5. Law Governing. This Agreement shall be governed by and constructed in accordance with the laws of the State of New York without reference to choice of law doctrine.

6. Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, representatives, successors, and assigns. This Agreement and the rights and obligations hereunder shall not be assignable without written consent of the non-assigning party.

7. Severability. If any part of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

8. Counterparts. This Agreement may be executed concurrently in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each counterpart may be delivered by facsimile transmission, which transmission shall be deemed delivery of an originally executed document. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

9. Headings. The headings of the Sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes all the previous agreements, promises or representations, whether written or oral, between the parties.

10. Fees and Expenses. Each of the Purchaser and Seller agrees to pay its own expenses, including the fees and expenses of its respective counsel (if any) incurred by it in connection with the sale and delivery of the Common Shares and the execution, delivery and performance of this Agreement.

11. Amendment and Waiver. This Agreement may be amended only by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this Section shall be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

12. Entire Understanding. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained.

13. Termination. This Agreement may be terminated (i) by written agreement of the parties, (ii) by Seller in the event of a breach in any material respect of any representation, warranty or agreement of Purchaser, or (iii) by Purchaser in the event of a breach in any material respect of any representation, warranty or agreement of Seller.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SELLER: INTEL CORPORATION

     By:  /s/Eddie Lee

     Name:   Eddie Lee

     Title:  Assistant Treasurer

PURCHASER: SPECIAL SITUATIONS FUND

     By:  /s/Austin Marks

     Name:   Austin Marks

     Title:  Managing Director